As filed with the Securities and Exchange Commission on November 21, 1994.
                                                 Registration No. 33-51605


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                                 __________


                    POST-EFFECTIVE AMENDMENT NO. 2 TO
                                 FORM S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                __________


                        PETROLEUM HELICOPTERS, INC.
         (Exact name of Registrant as specified in its charter)

         Louisiana                                             72-0395707
      (State or other                                       (I.R.S. Employer
jurisdiction of incorporation                            Identification Number)
      or organization)

                           2121 Airline Highway
                       Metairie, Louisiana 70001-5979
                      (Address, including zip code, of
                  Registrant's principal executive offices)


                                __________



      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 From time to time after the effective date of this registration statement


                                __________


                             Carroll W. Suggs
         Chairman of the Board, President and Chief Executive Officer
                        Petroleum Helicopters, Inc.
                           2121 Airline Highway
                       Metairie, Louisiana 70001-5979
                              (504) 828-3323
          (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                        AMENDMENT



         On December 29, 1995, the Selling Shareholder sold 75,000 shares of

Common Stock under this Registration Statement No. 33-51605 and the offering has been terminated.  Accordingly, the Company hereby removes from registration hereunder all 95,000 shares of Common Stock that remain unsold.


                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on January 4, 1996.

                                                   PETROLEUM HELICOPTERS, INC.



                                                By: /s/ Carroll W. Suggs
                                                   ----------------------------
                                                   Carroll W. Suggs,
                                                   Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Carroll W. Suggs and John
H. Untereker or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                       Date



/s/ Carroll W. Suggs            Chairman of the Board,        January 4, 1996
--------------------------        President and Chief
Carroll W. Suggs              Executive Officer (Principal
                                   Executive Officer)

        *                       Vice President, Treasurer     January 4, 1996
--------------------------    and Chief Financial Officer
John H. Untereker            (Principal Financial Officer
                           and Principal Accounting Officer)

        *                             Director                January 4, 1996
--------------------------
Robert E. Perdue



        *                            Director                 January 4, 1996
--------------------------
Leonard M. Horner



        *                            Director                 January 4, 1996
--------------------------
Robert G. Lambert


*By: /s/ Carroll W. Suggs                                     January 4, 1996
    -----------------------
    Carroll W. Suggs
    Attorney-in-Fact